EXHIBIT 4.12
















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                                    AGREEMENT

      AGREEMENT, dated as of the 15th day of August, 2001, by and between American Bank Incorporated (the "Holding Company"), Allentown, Pennsylvania, and StockTrans, Inc., Ardmore, Pennsylvania, as Warrant Agent (the "Warrant Agent").

      WHEREAS, American Bank and the Warrant Agent, entered into the attached Warrant Agreement, dated June 15th, 2000, which provided for the preservation of purchase rights upon the reorganization of the Bank.

      WHEREAS, American Bank intends to consummate a holding company reorganization ("Reorganization") on or about August 31, 2001, whereby American Bank will become a wholly owned subsidiary of American Bank Incorporated and the shareholders and warrantholders of American Bank will become, by operation of law, shareholders and warrantholders, respectively, of American Bank Incorporated.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Holding Company desires that the Warrant Agent act on behalf of the Holding Company, and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

     2. The Holding Company and the Warrant Agent hereby adopt the terms of the Warrant Agreement, dated as of June 15, 2000 between American Bank and the Warrant Agent ("Bank Warrant Agreement").

     3. In accordance with Section 10.4 of the Bank Warrant Agreement, the Holding Company hereby provides that each Holder of a Warrant of American Bank shall have the right after consummation of the Reorganization of American Bank into the holding company structure to, upon payment of the Warrant Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the consummation of the Reorganization.

     4. In order to ensure legal compliance with the Securities Act of 1933, the Holding Company must register its offer to sell represented by the Warrants with the Securities and Exchange Commission (the "SEC"). The Warrant Agent and the Holding Company hereby agree to temporarily suspend, upon consummation of the Reorganization on or about August 31, 2001, the offer to sell represented by the Warrants until the registration statement is filed and declared effective by the SEC.

     5. Upon the declaration of effectiveness of the registration statement by the SEC, the Holding Company will honor the Warrants upon presentment in accordance with their terms as offers to sell Holding Company common stock, and the Holding Company will notify the Warrant Agent and all warrantholders of record of such event in writing.

     6.   This document may be executed in counterpart.

                  ***This space left intentionally blank***


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                               WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of the 15th day of June, 2000 between American Bank (the "Bank"), Allentown, Pennsylvania, and StockTrans, Inc., Ardmore, Pennsylvania, as Warrant Agent (the "Warrant Agent").

     The Bank proposes to issue warrants hereinafter described (the "Warrants") to purchase an aggregate maximum of up to 750,000 shares (subject to adjustment as provided herein) of its Common Stock $2.50 par value, (the "Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"). The Warrants are being issued in connection with a Public Offering (the "Offering") of up to 1,500,000 shares of its Common Stock (the "Shares"). Each Warrant entitles the holder thereof to purchase one share (subject to adjustment as provided herein) of Common Stock.

     The Bank desires that the Warrant Agent act on behalf of the Bank, and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Bank and the registered owners of the Warrants (the "Holders"), the Bank and the Warrant Agent hereby agree as follows:

SECTION 1. APPOINTMENT OF WARRANT AGENT. The Bank hereby appoints the Warrant Agent to act as agent for the Bank in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. TRANSFERABILITY AND FORM OF WARRANT

     2.1 REGISTRATION. The Warrants shall be represented by separate certificates and shall be separately registered.


     2.2 TRANSFER. The Warrant Certificate is transferable (subject to restrictions set forth in this Warrant Agreement) at the principal office of the Warrant Agent (or successor or substitute Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of a Warrant Certificate, and (ii) compliance with and subject to the conditions set forth herein and in the Warrant Agreement. A Warrant may be transferred only upon proper presentment of a duly executed and endorsed Warrant Certificate, and only as recorded on the Warrant register maintained by StockTrans, Inc, as transfer agent (the "Transfer Agent")(or any successor or substitute Transfer Agent) for the Warrants. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be


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deposited and remain with the Warrant Agent in its discretion. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register certified by the Warrant Agent, the Bank and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Bank nor the Warrant Agent shall be affected by any notice to the contrary.

     2.3 FORM OF WARRANT. The Warrants shall be represented by a Warrant Certificate, which shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Bank by its President and attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

     Warrants bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

     Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

SECTION 3. COUNTERSIGNATURE OF WARRANTS. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Bank shall have ceased to be such officers at the time of such countersignature issuance or delivery. The Warrant Agent shall, upon written instructions of the President or the Secretary of the Bank, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 750,000 Warrant Shares (subject to Section 7 hereof and adjustment pursuant to Section 10 hereof) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

SECTION 4. EXCHANGE OF WARRANT CERTIFICATES. Each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the Warrant Certificate or Certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested.

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SECTION 5. TERMS AND EXERCISE OF WARRANTS.

     5.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time until June 30, 2003 (the "Expiration Date"), to purchase from the Bank the number of Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

     5.2 EXERCISE OF WARRANTS. Warrants may only be exercised for the purchase of whole Warrant Shares. Warrants may be exercised upon surrender to the Bank at the principal office of the Warrant Agent, of the Warrant Certificate or Certificates evidencing the Warrants to be exercised (except as otherwise provided below), together with the form of election to purchase on the reverse thereof duly and properly filled in, signed with signature guaranteed by a member of a national signature guarantee medallion program in the case of a request for issues of warrant shares to a person or entity other than the registered holder of the surrendered Warrant Certificates, and upon payment to the Warrant Agent for the account of the Bank of the Warrant Exercise Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof, and of this Section 5), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Exercise Price shall be made by certified or official bank check.

     Subject to Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Warrant Exercise Price as aforesaid, the Warrant Agent shall issue and cause to be delivered as soon as is reasonably possible after payment for said Warrant Shares has been declared irrevocably collected by the bank in which said payment of the Warrant Exercise price has been deposited, and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 hereof, in respect of any fractional Warrant Share otherwise issuable upon such exercise of Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have, become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificate and payment of the Warrant Price, as aforesaid; provided however, that if, at the date of surrender of such Warrants and payment of such Warrant Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Warrant Agent shall be under no duty to deliver any certificate for such Warrant Shares; provided further, however, that the transfer books of record unless otherwise required by law, shall not be closed at any one time for a period longer than twenty days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant certificate evidencing the remaining Warrant or Warrants will be issued.

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     5.3 ACCELERATION BY THE BANK. The Bank shall not have the right to accelerate the Expiration Date.

SECTION 6. PAYMENT OF TAXES. The Bank will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided however, that the Bank shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificate or Certificates for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued.

SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATE. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Bank may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificates if lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Bank and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Bank or the Warrant Agent may prescribe.

SECTION 8. RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANTS

     8.1 RESERVATION OF WARRANT SHARES. There have been reserved, and the Bank shall at all times keep reserved, out of its authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Bank's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Bank will keep a copy of this Agreement on file with the Transfer Agent or its successors and with every subsequent transfer agent for any shares of the Bank's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

     The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Transfer Agent or its successors the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Bank will supply such Transfer Agent or its successors with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 12 thereof. All Warrant Certificates surrendered in the exercise. of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Bank.

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     8.2. PURCHASE OF WARRANTS BY THE BANK. The Bank shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     8.3. CANCELLATION OF WARRANTS. In the event the Bank shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

SECTION 9. WARRANT PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Exercise Price") shall be $10.00, subject to adjustment pursuant to Section 10 hereof.

SECTION 10. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

     10.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

     (a) In case the Bank shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide or "split" its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common stock or (iv) issue by reclassification or recapitalization of its shares of Common Stock other securities of the Bank, the Holder of the Warrant shall be entitled to purchase the number of Warrant Shares or other securities of the Bank which he would have been able to purchase after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Bank shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares purchasable upon the exercise of each Warrant before the occurrence of such event, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Bank, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable

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securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

     (c) For the purpose of any computation under paragraph (b) of this Section and Section 12, the current market price per share of Common Stock at any date shall be the average representative closing bid quotation as reported on OTC Bulletin Board or the Nasdaq or, in the event the Common Stock is listed on a securities exchange, the average closing sales price on the principal such exchange for the Common Stock for the five consecutive trading days ending the day prior to the date as of which such computation is made. In the event that none of the above sources are available, the Board of Directors of the Bank shall determine the current market price based upon such information and evidence as they determine to be credible and relevant at the time.

     (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

     (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

     (f) For the purpose of this subsection 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Bank at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (e), inclusive, above, and the provisions of Section 5 and subsections
10.2 and 10.3 with respect to the Warrant Shares, shall apply on like terms to any such other shares.

     10.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Exercise Price of such Warrant Shares is adjusted, as herein provided, the Bank shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such

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adjustment or adjustments and shall deliver to the Warrant Agent a certificate setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which the Warrant Agent shall be entitled to rely on such certificate and it shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the method employed in making such adjustment.

     10.3 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 10.1, no adjustment in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

     10.4 PRESERVATION OF PURCHASE RIGHTS UPON CONSOLIDATION, ETC. In case of any consolidation of the Bank with or merger of the Bank into another corporation, the Bank or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement providing that each Holder shall have the right thereafter upon payment of the Warrant Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Bank shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 10.

     10.5 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

SECTION 11. EXPIRATION OF WARRANTS. On the Expiration Date, all outstanding Warrants shall become void and all rights of all holders thereof and thereunder and under this Agreement shall cease.

SECTION 12. FRACTIONAL INTERESTS. The Bank shall not be required to issue fractional Warrant Shares on the exercise of Warrants. The number of full Warrant Shares which shall be issuable upon the exercise of Warrants shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of Warrant Share would, as a result of any adjustment in accordance with Section 10 thereof, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion thereof), the Bank shall pay an amount in cash equal to the then current market price per Warrant Share (as defined in Section 10. 1 (c) above)

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multiplied by such fraction; in any other event, cash in lieu of fractional
Warrant shares shall not be payable.

SECTION 13. NO RIGHTS AS SHAREHOLDERS; NOTICES TO HOLDERS. Notices contained in this Agreement or in any of the Warrants shall not be construed as conferring upon the Holders or their transferees (i) the right to vote for the election of directors of the Bank or for any other matter; or (ii) to receive dividends or any rights whatsoever as shareholders of the Bank.

SECTION 14. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS; INSPECTION OF WARRANT AGREEMENT. The Warrant Agent shall account promptly to the Bank with respect to Warrants exercised and concurrently pay to the Bank all monies received by the Warrant Agent for the purchase of the Warrant, Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office. The Bank shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 15. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under Section 17 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

SECTION 16. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Bank, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates representing the Warrants or by any other act hereunder, be deemed to make


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any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

     The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Warrants to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Bank to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

     16.1 CORRECTNESS OF STATEMENTS. The statements contained herein and in the Warrants shall be taken as statements of the Bank, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     16.2 BREACH OF COVENANTS. The Warrant Agent shall not be responsible for any failure of the Bank to comply with the covenants contained in this Agreement or to comply with the terms and conditions contained in the Warrants.

     16.3 RELIANCE ON COUNSEL. The Warrant Agent may consult with legal counsel satisfactory to it (who may be counsel for the Bank) and the Warrant Agent shall incur no liability or responsibility in respect of any action taken, suffered or committed by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     16.4 PROOF OF ACTIONS TAKEN. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Bank prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President and one of its Senior Vice Presidents, the Treasurer or the Secretary of the Bank and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     16.5 COMPENSATION. The Bank agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all


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liabilities, including judgments, costs and counsel fees, for any thing done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct.

     16.6 LEGAL PROCEEDINGS. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Bank or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred by it, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     16.7 OTHER TRANSACTIONS IN SECURITIES OF BANK. Consistent with its or their fiduciary obligations to the Bank hereunder, the Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or Shares, or other securities of the Bank or become pecuniarily interested in any transaction in which the Bank may be interested, or contract with the Bank or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Bank or for any other legal entity.

     16.8 LIABILITY OF WARRANT AGENT. The Warrant Agent shall act hereunder solely as agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for such acts or omissions arising out of its own gross negligence or willful misconduct.

     16.9 RELIANCE ON DOCUMENTS. The Warrant Agent will not incur any liability or responsibility to the Bank or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     16.10 VALIDITY OF AGREEMENT, ETC. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof) or in respect of the necessity or the extent of any adjustment to the Warrant Exercise Price or the number of Warrant Shares purchasable under a Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization, reservation, value or registration under securities laws of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any securities laws of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and


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non-assessable, or as to the Warrant Exercise Price or the number or amount of
Warrant Shares or other securities or other property issuable upon exercise of any Warrant or the method employed in making any adjustment to the foregoing.

     16.11 WARRANT AGENT'S INDEMNITY. The Bank shall indemnify and hold harmless the Warrant Agent and its employees, from and against any loss, damage, expenses, liability or claim suffered, incurred by, or asserted against it or them, including judgments, expenses of legal counsel arising out of, in connection with or based upon any act or omission by it or them relating in any way to this Agreement or its services hereunder, except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence and willful misconduct.

     16.12 INSTRUCTIONS FROM BANK. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Senior Vice President, the Secretary or the Treasurer of the Bank for advice or instructions in connection with its duties, and shall not be liable for any action reasonably taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers, provided that such instructions are not in obvious conflict with the terms and conditions of this Agreement.

SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Bank thirty days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Bank. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Bank shall appoint a successor to the Warrant Agent. If the Bank shall fail to make such appointment within a period of thirty days after written notice of such removal, resignation or incapacity has been sent by the resigned or incapacitated Warrant Agent, or by the Bank or by any Holder (who shall with such notice submit his Warrant for inspection by the Bank), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Bank or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $5,000,000, or a stock transfer company. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal the Bank shall notify promptly the Warrant Agent of such removal or resignation and the name and address of such successor warrant agent.

SECTION 18. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Bank's capital


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stock issuable upon the exercise of the Warrants, the Bank will file with the
Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

SECTION 19. NOTICES. Any notice pursuant to this Agreement by the Bank, or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Bank, shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Bank, to American Bank 4029 West Tilghman Street, Allentown, Pennsylvania 18104, and (b) Warrant Agent, to StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

     Any notice mailed pursuant to this Agreement by the Bank or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant Agent.

SECTION 20. SUPPLEMENTS AND AMENDMENTS. The Bank and the Warrant Agent may from time to time by agreement supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Bank and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Bank or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 22. MERGER OR CONSOLIDATION OF THE BANK. The Bank will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Bank) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Bank.

SECTION 23. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance ,with the laws of the State of Pennsylvania.

SECTION 24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Bank, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Bank, the Warrant Agent and the Holders of the Warrants.

SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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SECTION 26. CAPTIONS. The captions of the Sections and the subsections of this
Agreement have been inserted for convenience only and shall have no substantive effect.

     In Witness Whereof, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


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